Exhibit 99.1

SWM ANNOUNCES AGREEMENT TO ACQUIRE CONWED PLASTICS LLC
A LEADER IN RESIN-BASED NETTING, HIGHLY SYNERGYSTIC WITH AMS SEGMENT OPERATIONS

CONFERENCE CALL SCHEDULED FOR DECEMBER 15th, 2016 AT 8:30 A.M. (ET)

ALPHARETTA, GA, December 14, 2016 -- SWM (NYSE: SWM) today announced the signing of a definitive agreement to acquire Conwed Plastics LLC (Conwed), a leading producer of engineered resin-based netting solutions with significant operating synergy opportunities with existing Advanced Materials & Structures (AMS) segment operations. The purchase price is $295 million in cash (subject to certain customary closing adjustments).  Given the transaction structure and tax basis step-up, SWM expects to realize tax benefits having an estimated net present value of approximately $75 million.  Assuming realization of all tax benefits, the after-tax economic cost of the transaction is estimated to be approximately $220 million.  The agreement also includes potential long-term earn-out payments. The transaction is expected to close once customary closing conditions are met, which is anticipated to occur during the first quarter of 2017.  Conwed is currently a portfolio company of Leucadia National Corporation (NYSE: LUK), a publicly traded diversified holding company.

Conwed Key Highlights

•	Leading producer of resin-based netting solutions with proprietary manufacturing processes and innovative technologies

•	Netting products used in highway infrastructure development, oil & gas exploration, filtration, and construction

•	Approximately $140 million of sales with annual growth projected in the 3% - 4% range, EBITDA margins are approximately 20%

•	Complementary operations offer unique and significant long-term synergy potential within the Company’s AMS segment; $10 million run-rate synergy target by end of year two

•	Expected Adjusted EPS accretion in 2017 of approximately $0.30; expected 2017 GAAP EPS effect to be determined upon purchase accounting completion

Strategic Commentary

Frederic Villoutreix, Chairman of the Board and Chief Executive Officer of SWM, commented “We are pleased to announce the acquisition of Conwed, which adds complementary operations and products to fuel the expansion of our Advanced Materials and Structures growth platform. While Conwed is a solid standalone enterprise which we expect to deliver sustainable 3% to 4% sales growth, strong manufacturing synergies are likely to drive accelerated profit growth within our AMS segment over the next several years. By the end of year two, we expect run-rate synergies of approximately $10 million as Conwed’s low-cost netting operations should create opportunities to optimize our manufacturing footprint.”

“With Conwed’s assets and technologies, which are similar to DelStar’s, SWM will become the clear global leader in resin-based netting with best-in-class operations and products, and strong positions in several attractive niche applications. In addition to filtration applications, where we currently have a strong presence, Conwed’s netting provides critical functionality in erosion and sediment control for highway infrastructure and oil and gas site development, as well as carpet and turf backings used in residential construction.”

“The Conwed acquisition represents our fifth diversification transaction since 2013 and puts our AMS segment’s annualized sales well over $400 million, demonstrating our patient and disciplined approach to building scale in this growth platform. The AMS segment continues to evolve as a portfolio of complementary businesses with proprietary technologies and leading positions in key product areas, which we believe will deliver GDP-plus sales growth and operating margin expansion into the high-teens. The technology and resource investments we are currently making to optimize our AMS operations into a more fully integrated segment support those expectations, and will provide an ideal foundation for the integration of Conwed. During this process, our priority will continue to be providing our customers with the same excellent products and service they have always received from both SWM and Conwed. We look forward to welcoming the talented individuals from the Conwed organization who will become part of SWM and our growing AMS segment. This strategic and synergistic transaction greatly enhances our long-term outlook as we continue diversifying the portfolio outside the tobacco market and reposition SWM for sustainable profit growth.”

Exhibit 99.1

Chris Hatzenbuhler, CEO of Conwed, commented “Our success under Leucadia’s ownership as a standalone business in their portfolio for more than 30 years demonstrates our commitment to our employees and customers to be a leader in technology, service, and manufacturing excellence. Now we enter a new chapter in our history, and combined with SWM, we see a future rich with opportunity.”

Transaction & Financial Highlights

The transaction is expected to be accretive to Adjusted EPS by approximately $0.30 in 2017; this figure excludes restructuring expenses of $0.06 and purchase accounting expenses, which are expected to be finalized shortly after the transaction closes. Included in the 2017 Adjusted EPS accretion estimate are a $0.05 impact from integration costs and a $0.05 impact of incremental interest expense on pre-transaction debt. Expected GAAP EPS effect in 2017 will be influenced by purchase accounting expenses. This acquisition and transaction-related expenses were not contemplated in SWM’s previously issued 2016 guidance for Adjusted EPS of $3.15, which equates to $2.76 of GAAP EPS (see non-GAAP reconciliation).

The transaction is expected to be funded through the Company's existing credit facility which will be slightly amended at the close of the acquisition. At close, pro forma net debt to EBITDA is expected to be approximately 3.4x, and is expected to return toward the mid-2x range during 2018. As part of the transaction, SWM expects to realize certain tax benefits representing more than $5 million of annual cash flow. The Company estimates the present value of these benefits to be approximately $75 million.

As part of the agreement, there are three potential earn-out payments with a maximum of $40 million in the aggregate. These payments are contingent upon the achievement of certain financial metrics in each of 2019, 2020 and 2021.

Advisors

Sidley Austin LLP acted as legal counsel to SWM in connection with the transaction. Morgan, Lewis & Bockius LLP acted as legal counsel for Leucadia.

Conference Call

SWM will hold a conference call to discuss this transaction with investors and analysts at 8:30 a.m. eastern time on Thursday, December 15th, 2016. You are invited to listen to the company's conference call that will be broadcast live over the Internet.

Where: http://www.swmintl.com

This link gives participants access to the live and/or archived event.
http://edge.media-server.com/m/p/jq7bcjs2

How:

Call Participants -	U.S. and Canada	877-445-2849 (ID 36345747)
	International	631-291-4808

An operator will prompt participants to provide name, company name and phone number. For technical difficulties, press *0 and an operator will assist you.

Listen-only mode - Live over the Internet - Simply log on to the web at the address above and follow the instructions set out on the Home page or in the Investor Relations section.

To listen to the live call, please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the website shortly after the call.

About SWM

SWM is a leading global provider of highly engineered solutions and advanced materials for a variety of industries. Historically, SWM primarily served the tobacco industry, which remains a key focus. SWM also manufactures specialty

Exhibit 99.1

papers for other applications and is executing a strategic transformation to diversify its product portfolio. SWM’s Advanced Materials & Structures segment, which focuses on resin-based rolled goods, includes DelStar Technologies, acquired in 2013, Argotec, acquired in late 2015, and other recent acquisitions. These acquisitions expanded the Company’s product portfolio and end segments served to include filtration, surface protection, medical and industrials. SWM and its subsidiaries conduct business in over 90 countries and employ approximately 3,100 people worldwide, with operations in the United States, United Kingdom, Canada, France, Luxembourg, Russia, Brazil, Poland and China, including two joint ventures. For further information, please visit SWM's website at www.swmintl.com.

About Conwed

Conwed is a world leading manufacturer of plastic netting, providing essential performance functionalities to its customers. Headquartered in Minneapolis, Minnesota, Conwed has five manufacturing locations on two continents and a global distribution network. Conwed has more than 45 years of experience developing netting solutions to help its customers improve their products in a wide range of industries, from agriculture, automotive, building & construction and consumer products to filtration, hygiene, medical and packaging applications. For further information, please refer to www.conwedplastics.com.

About Leucadia

Leucadia National Corporation is a diversified holding company focused on return on investment and long- term value creation to maximize shareholder value. Its businesses include financial services such as investment and commercial banking and asset management, as well as a diverse array of other businesses, including food processing, oil and gas exploration and development, automobile dealerships, communications, and materials. Additional information about Leucadia is available at www.leucadia.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws that are subject to the safe harbor created by such laws and other legal protections. Forward-looking statements include, without limitation, those regarding 2017 guidance and future performance, future market and EPS trends, AMS EBITDA margins, sales and volume trends, Conwed financial results, growth prospects, capital spending, currency rates and trends and impact on EPS, 2017 momentum, future cash flows, effective tax rates, diversification efforts of our AMS segment, and other statements generally identified by words such as "believe," "expect," "intend," "plan," "potential," "anticipate," "project," "appear," "should," "could," "may," "typically," "will," and similar words. These statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, those set forth in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2015, as well as the following factors:

•	The integration of Conwed with SWM may not be successful or anticipated benefits from the transaction may not be realized;

•	Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;

•	Changes in the source and intensity of competition in our market segments, including in Asia regarding our AMS business;

•	Increases in commodity prices and lack of availability of such commodities, including energy, wood pulp and resins, could impact the sales and profitability of our products;

•	Adverse changes in the oil, gas, and mining sectors impacting key AMS segment customers;

•	Changes in the discount rates, revenue growth, cash flow growth rates or other assumptions used by the
Company in its assessment for impairment of assets and adverse economic conditions or other factors that would result in significant impairment charges;

•	The failure of one or more material suppliers, including energy, resin and pulp suppliers, to supply materials as needed to maintain our product plans and cost structure;

•
Risks associated with acquisitions or other strategic transactions, including acquired liabilities and restrictions, retaining customers from businesses acquired, achieving any expected results or synergies from acquired businesses, complying with new regulatory frameworks, difficulties in integrating acquired businesses or implementing strategic transactions generally and risks associated with international acquisition transactions, including in countries where we do not currently have a material presence; and

Exhibit 99.1

•	Other factors described elsewhere in this document and from time to time in documents that we file with the SEC.

All forward-looking statements made in this document are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this document, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such, and should only be viewed as historical data. For additional factors and further discussion of these factors, please see SWM's Annual Report on Form 10-K for the period ended December 31, 2015 and other reports we file from time to time. The financial results reported in this release are unaudited.

Non-GAAP Financial Measures

Certain financial measures, including Adjusted EPS, and comments contained in this press release exclude restructuring expenses, certain purchase accounting adjustments related to acquisitions, start-up expenses related to CTS, interest expense, income tax provision, capital spending, capitalized software, and depreciation and amortization. Financial measures which exclude these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the table below. “Adjusted EPS” excludes restructuring and impairment expenses, non-cash amortization of intangible assets and inventory step-up charges expenses related to purchase accounting, and expenses associated with potential acquisitions.

SWM believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency to the information used by SWM’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating SWM’s financial and operational performance in the same way that management evaluates SWM's financial performance. Management believes that providing this information enables investors to better understand SWM’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with SWM's financial measures prepared in accordance with GAAP.

SOURCE SWM:

CONTACT
Frederic Villoutreix
+1-770-569-4283
Or
Mark Chekanow
+1-770-569-4229
1-800-514-0186

Web site: http://www.swmintl.com

Exhibit 99.1

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(Dollars in millions, except per share amounts)

2016 GUIDANCE FROM CONTINUING OPERATIONS

As Issued in February 2016	2016E
2016E Diluted Earnings Per Share from Continuing Operations	$2.76
Plus: Restructuring/Impairment expense, per share	0.20
Less: Tax impact of restructuring/impairment expense, per share	(0.07)
Plus: Purchase accounting intangible asset amortization, per share	0.41
Less: Tax impact of purchase accounting intangible asset amortization, per share	(0.15)
2016E Adjusted Diluted Earnings Per Share from Continuing Operations	$3.15

* Excluded from the above reconciliation are potential transaction costs associated with future acquisitions. Adjusted EPS is used in this document to refer to Adjusted Diluted Earnings Per Share From Continuing Operations